Exhibit 10.18

SEPARATION AGREEMENT

          This SEPARATION AGREEMENT (this “Agreement”) is dated as of January 22, 2005, and is entered into by and among Seminis, Inc., a Delaware corporation (the “Company”), SVS Mexicana, S.A. de C.V. (the “Mexican Subsidiary”) and Mateo Mazal Beja (“Executive”).

          WHEREAS, Executive and the Company are parties to an employment agreement between Executive and Seminis Merger Corp. (which subsequently merged with and into the Company), dated May 30, 2003 (the “Employment Agreement”), pursuant to which Executive serves as Senior Vice President – Human Resources and IT of the Company; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Monsanto Company (“Monsanto”), Monsanto Sub, Inc., a direct subsidiary of Monsanto (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub is to merge with and into the Company (the “Merger”); and

          WHEREAS, in connection with the Merger, the Company and Executive have agreed that Executive’s employment will be terminated as of the Closing Date (as such term defined in the Merger Agreement); and

          WHEREAS, subject to the terms and conditions contained herein, Executive and the Company have mutually agreed to embody in this Agreement the terms and conditions applicable to Executive’s termination of employment by the Company.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

     Section 1. Termination Date. Executive’s termination of employment with the Company shall be effective on the Closing Date. Effective on the Closing Date, Executive hereby resigns from any and all directorships, committee memberships or any other positions he holds with the Company or any of its affiliates.

     Section 2. Company Property. On the Closing Date, Executive shall return to the Company all Company-owned property in his possession on such date, including, but not limited to, all Company credit cards, hand books, work manuals or procedure books, client or customer documents, tools, computers, or other Company equipment and/or materials maintained by Executive.

     Section 3. Termination Benefits. Subject to Section 5 below:

          (a) Subject to Executive’s execution and delivery of the Release (as defined in Section 5 below), on the Closing Date, the Company shall pay Executive a lump-sum payment equal to $2,058,630, in satisfaction of the Company’s cash obligations under Section 6.1 of the Employment Agreement.

          (b) In addition to the cash payment provided in subsection (a) above, the Company shall provide to Executive and his covered dependents continued coverage under any employee medical plans or programs provided to Executive and his covered dependents pursuant to Section 4.1 of the Employment Agreement until the earlier of the third anniversary of the Closing Date or the date on which Executive becomes entitled to receive at least comparable medical coverage under another employer’s medical benefit program; provided, however, that Executive shall continue to be required to pay any applicable premiums of a participating employee in such plans and programs.

          (c) The Company shall pay the expenses of Executive in connection with his relocation to Mexico up to $25,000.

     Section 4. Full Settlement; Compensation and Benefit Plans. The Company shall pay to Executive all amounts that it is required to pay to or with respect to Executive under the terms of the Merger Agreement, including, without limitation, amounts described in Sections 3.10 and 6.8 of the Merger Agreement. Except as provided in the last sentence of this Section 4, the amounts paid in accordance with the preceding sentence and the amounts paid under Section 3 above shall constitute full settlement and satisfaction with respect to all obligations and liabilities of the Company and its affiliates, officers, directors, trustees, employees, shareholders, representatives and/or agents to Executive with respect to his employment with the Company, including, without limitation, all claims for wages, salary, vacation pay, draws, incentive pay, bonuses, stock (other than stock owned by Executive on the date of this Agreement) and stock options, commissions, severance pay and any and all other forms of compensation or benefits. Except as otherwise specifically provided in this Agreement, by law or pursuant to the express provisions of any Company employee benefit plan, Executive’s participation in all employee benefit plans and executive compensation plans and practices of the Company shall terminate on the Closing Date and, without duplicating amounts included in the payment made under Section 3 above, Executive shall be entitled to receive any benefits or rights provided to a terminating executive in accordance with the terms of any such plan.

     Section 5. Release of Claims. In consideration of the payments provided in Section 3 above, on the Closing Date, Executive shall execute the release agreement substantially in the form attached hereto as Exhibit A (the “Release”).

     Section 6. Taxes. The payments due to Executive under this Agreement (other than pursuant to Section 9 hereof) shall be subject to reduction to satisfy all applicable Federal, state and local withholding tax obligations.

     Section 7. Non-Admission. Executive expressly acknowledges that this Agreement does not constitute an admission by the Company of any violation of any employment law, regulation, ordinance, or administrative procedure, or any other federal, state, or local law, common law, regulation or ordinance relating to Executive’s employment or termination of employment.

     Section 8. Continuing Obligations of Executive. The provisions of both (a) Section 12 (other than Sections 12.3 and 12.4) of the Employment Agreement, and (b) the

Noncompetition and Nonsolicitation Agreement, executed by Executive on a date even herewith, shall continue to survive in accordance with the terms thereof.

     Section 9. Consulting Appointment.

          (a) Consulting Period. As of the Closing Date, the Mexican Subsidiary shall appoint Executive, and Executive shall serve the Mexican Subsidiary, in the capacity of a consultant to the business of the Mexican Subsidiary and its affiliates. The term of Executive’s appointment shall commence on Closing Date and shall terminate on the fifteen (15) month anniversary of the Closing Date (the “Consulting Period”).

          (b) Consulting Services.

     (i) During the Consulting Period, Executive shall act as a consultant and render his assistance and participation, giving at all times the full benefit of his knowledge, expertise, technical skill and ingenuity, in all matters involved in or relating to the business of the Mexican Subsidiary (the “Consulting Services”). During the Consulting Period, consistent with his independent contractor status, Executive shall retain control over the provision of the Consulting Services.

     (ii) During the first three (3) months of the Consulting Period, Executive shall devote his full business time to providing the Consulting Services, and in consideration of such services, the Mexican Subsidiary shall pay Executive an aggregate amount equal to $180,000, payable in a lump sum on the Closing Date. Thereafter, for the remaining twelve (12) months of the Consulting Period, Executive shall perform the Consulting Services on a part-time basis (not to exceed ten (10) days per quarter), as and when reasonably requested by the Company from time to time, and in consideration of such services, the Mexican Subsidiary shall pay Executive an aggregate amount equal to $120,000, payable to Executive quarterly, in advance of such quarter.

     (iii) Notwithstanding the timing of the payments described in clause (ii) above, in the event of Executive’s death or permanent disability during the Consulting Period, all payments not previously made to Executive pursuant to clause (ii) shall become due and payable as of the date of Executive’s death or permanent disability. For purposes of this clause (iii), “permanent disability” shall mean any disability resulting from a physical or mental illness pursuant to which Executive is, or would reasonably be expected to be, unable to perform the Consulting Services for a period of three (3) consecutive months.

          (c) Relationship. Nothing in this Agreement shall be taken to imply any relationship of partnership, agency or employer and employee between the Company and Executive. Executive shall be an independent contractor, and not an employee of the Mexican Subsidiary, within the meaning of all applicable laws and regulations governing employment insurance, workers’ compensation, industrial accidents, labor and taxes, and Executive shall not, by reason of this Agreement, acquire any benefits, privileges or rights under any benefit plan operated by the Mexican Subsidiary or its subsidiaries or affiliates for the benefit of their employees, including, without limitation, (i) any pension or profit-sharing plans or (ii) any plans providing medical, dental, disability or life insurance protection, except as may otherwise be required under applicable law.

          (d) Withholding. As an independent contractor, Executive shall be solely responsible for, and the Mexican Subsidiary shall not withhold from any amounts payable under this Section 9, any applicable taxes payable with respect to such payments under this Section 9.

     Section 10. Opportunity for Advice. By signing this Agreement, Executive acknowledges that with the advice of the Company, he has had a reasonable opportunity to consider advice from his legal counsel. Fully understanding these terms, Executive is entering into this Agreement knowingly and voluntarily.

     Section 11. Entire Agreement. This Agreement, together with the agreements referenced herein, represents the entire agreement of the parties with respect to the termination of Executive’s employment. Except as specifically provided herein, this Agreement shall supersede the Employment Agreement in all respects effective as of the Closing Date.

     Section 12. Governing Law; Venue.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

          (b) Executive hereby agrees and consents to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement. Executive hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that he may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

     Section 13. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     Section 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     Section 15. Effectiveness. This Agreement shall become effective upon the Closing Date (as defined in the Merger Agreement); provided, however, that this Agreement shall be of no further force or effect upon any termination of the Merger, in which event the Employment Agreement will continue in full force and effect.

     Section 16. Third Party Beneficiary. The parties acknowledge that Merger Sub is intended to be a third party beneficiary of this Agreement, and this Agreement cannot be amended without the prior written consent of Merger Sub.

     Section 17. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns.

     Section 18. Beneficiaries. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

[Signatures appear on following page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Mateo Mazal Beja

Seminis, Inc.

By:

Name:
Title:

SVS Mexicana, S.A. de C.V.

By:

Name:
Title:

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Release”) is entered into as of this day of (hereinafter “Execution Date”), by and between Mateo Mazal Beja (hereinafter “Employee”), and Seminis, Inc. and its successors and assigns (hereinafter, the “Company”). Employee and the Company are sometimes collectively referred to herein as the “Parties”.

1. Employee’s employment with the Company is terminated effective as of the Closing Date (as defined in the Separation Agreement (the “Separation Agreement”) to which this Release attached as Exhibit A) (hereinafter “Termination Date”).

2. The Company has agreed to provide Employee the severance payments, awards and benefits provided for in the Separation Agreement.

3. Employee represents that he/she has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to his/her employment with, or resignation from, the Company. In consideration of the severance payments, awards and benefits described in Section 2, Employee, for himself/herself and for his/her heirs, administrators, representatives, executors, successors and assigns (collectively, “Releasers”) agrees to release the Company, its subsidiaries and affiliates, and their respective parents, direct or indirect subsidiaries, divisions, affiliates and related companies or entities, regardless of its or their form of business organization, any predecessors, successors, joint ventures, and parents of any such entity, and any and all of their respective past or present shareholders, partners, directors, officers, employees, consultants, independent contractors, trustees, administrators, insurers, agents, attorneys, representatives and fiduciaries, including without limitation all persons acting by, through, under or in concert with any of them, in each instance in their capacities as representatives of the Company (collectively, the “Released Parties”), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Employee and his/her Releasers now have or have ever had against the Released Parties whether known or unknown, including but not limited to: wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation specifically including any claims Employee may have under the Fair Labor Standards Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, and the Family and Medical Leave Act; the discrimination or other employment laws of the State of California; any claims brought under any federal or state statute or regulation for nonpayment of wages or other compensation, including grants of stock options or any other equity compensation; and libel, slander, or breach of contract, other than the breach of this Release. This Release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Termination Date. Notwithstanding anything herein to the contrary, expressly excluded from this Release are any claims (i) for payments, awards and benefits under the Separation Agreement, (ii) under the Merger Agreement, including, without limitation, amounts described in Sections 3.10 and 6.8 of the Merger Agreement, (iii) for benefits provided under Company benefit plans, incentive plans or equity plans (including, but not limited to, stock options, restricted stock units and stock grants) or (iv) for indemnification and any applicable directors and officers liability insurance coverage to which Employee was entitled with regard to service as an officer of the Company.

4. Employee agrees to keep the terms of this Release in strict confidence, but he/she may disclose the terms of this Release and provide a copy hereof to his/her immediate family and his/her financial and legal advisors.

5. Employee warrants that no promise or inducement has been offered for this Release other than as set forth herein and in the Separation Agreement and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by Employee and the Company.

6. If any provision of this Release or compliance by Employee or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both Employee and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Employee hereby agrees and consents to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware this Release. This Release represents the entire understanding with the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

7. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS RELEASE, THAT HE/SHE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, AND THAT HE/SHE SIGNS THIS RELEASE WITH THE INTENT OF RELEASING THE RELEASED PARTIES TO THE EXTENT SET FORTH HEREIN.

8. In the event that any provision of this Release should be held to be invalid or unenforceable each and all of the other provisions of this Release shall remain in full force and effect. any provision of this Release is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Release to be upheld and enforced to the maximum extent permitted by law.

9. Employee acknowledges that he/she is familiar with the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR. EMPLOYEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT HE/SHE MAY HAVE THERE UNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. Employee

being aware of said code section, hereby expressly waives any right he/she may have thereunder, as well as under any other statutes or common law principles of similar effect.

10. This Release inures to the benefit of the Company and its successors and assigns.

AGREED AND ACCEPTED:

Employee: Mateo Mazal Beja
Dated:

Seminis, Inc.

By:
Name:
Title:
Dated: